UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2015

Phibro Animal Health Corporation

___________________________

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	01-36410	13-1840497

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

_______________________________________

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

__________________________________

(Registrant’s telephone number, including area code)

Not Applicable

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 11, 2015, Phibro Animal Health Corporation (the “Corporation”) issued a press release announcing its operating results for its third quarter, which ended March 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAN OFFICERS.

(d) The Board of Directors of the Corporation (the “Board”) appointed Dr. George Gunn as a Class III director of the Corporation, effective May 11, 2015. Dr. Gunn is expected to stand for election by the stockholders of the Corporation at the 2016 Annual Meeting of Stockholders of the Corporation. The Board determined that Dr. Gunn is an independent director. Dr. Gunn was also appointed as a member of the Corporation’s Compensation Committee.

Dr. Gunn will receive the same compensation as other non-employee directors receive for their service on the Board and committees of the Board. Dr. Gunn and the Corporation have entered into the Corporation’s standard director indemnification agreement, which requires the Corporation to indemnify Dr. Gunn to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service on the Board and to advance expenses incurred as a result of any proceeding against him for which he could be indemnified.

A copy of the press release announcing the appointment of Dr. Gunn is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(e) On May 11, 2015, the Company entered into an Executive Long-Term Incentive Agreement with Richard G. Johnson, the Corporation’s Chief Financial Officer (the “LTIP Agreement”). Pursuant to the LTIP Agreement, Mr. Johnson will be entitled to an incentive payment of $5,500,000 (the “Incentive Payment”) if (i) he remains actively employed by the Corporation or one of its affiliates on the fifth anniversary of the effective date of the LTIP Agreement, (ii) he is terminated without cause (as such term is defined in the LTIP Agreement), (iii) the Corporation undergoes a change of control (as such term is defined in the LTIP Agreement), or (iv) he dies or becomes permanently disabled (as such term is defined in the LTIP Agreement). If Mr. Johnson’s employment with the Company or one of its affiliates is terminated for cause prior to the occurrence of one of the above listed triggering events, he will be entitled to receive a pro rata portion of the Incentive Payment, which will be calculated based up on the number of full years that have elapsed between the effective date of the agreement and the event causing the termination. If Mr. Johnson’s employment with the Company or one of its affiliates is terminated for any reason other than cause or one of the above listed triggering events, he will be entitled to receive a pro rata portion of the Incentive Payment, which will be calculated based upon the number of days that have elapsed between the effective date of the agreement and the date of the termination of Mr. Johnson’s employment. The LTIP Agreement terminates upon the payment of the Incentive Payment or a pro rata portion thereof to Mr. Johnson.

ITEM 8.01 OTHER EVENTS.

On May 11, 2015, the Corporation issued a press release announcing the declaration of a quarterly cash dividend of $0.10 per share on its Class A common stock and Class B common stock, payable on June 24, 2015, to stockholders of record at the close of business on June 3, 2015. A copy of the press release announcing the dividend is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 11, 2015, the Board voted to increase the size of the Board from seven directors to eight directors.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 11, 2015.

99.2	Press Release, dated May 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION Registrant

Date: May 11, 2015

	By:	/s/ Thomas G. Dagger
	Name:	Thomas G. Dagger
	Title:	Senior Vice President, General Counsel
and Corporate Secretary